Exhibit 5.1

                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                    ATTORNEYS AT LAW

                       A REGISTERED LIMITED LIABILITY PARTNERSHIP
                          INCLUDING PROFESSIONAL CORPORATIONS
AUSTIN
BRUSSELS                           590 MADISON AVENUE
DALLAS                                 20TH FLOOR
HOUSTON                            NEW YORK, NY 10022
LONDON                               (212) 872-1000
LOS ANGELES                        FAX (212) 872-1002
MOSCOW
NEW YORK
PHILADELPHIA                       November 30, 2001
SAN ANTONIO
WASHINGTON, D.C.

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: SIGA Technologies, Inc. Form S-3

Ladies and Gentlemen:

      We have acted as special counsel to SIGA Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale by the selling stockholders listed in the Registration Statement (the "Selling Stockholders") of 1,275,000 shares (the "Selling Stockholder Shares") of the Company's Common Stock, par value $0.0001 per share.

      We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

      Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement relating to the Selling Stockholder Shares has become effective under the Act, the Selling Stockholder Shares, when sold and delivered as described in the Registration Statement, will be duly authorized and validly issued and are fully paid and non-assessable.

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November 30, 2001
Page 2


      The opinions and other matters set forth in this letter are qualified in their entirety and subject to the following:

      A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of the state of Delaware.

      B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

      C. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations promulgated thereunder. We also consent to the filing of copies of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.